UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BIOFUEL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-5952523
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 1740
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-197446

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Subscription Rights to purchase Common Stock	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This amendment to Form 8-A is being filed to reflect that the securities are being registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 8-A filed earlier today inadvertently indicated that the securities would be registered pursuant to Section 12(g) of the Exchange Act.

Item 1. Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are Subscription Rights (the “Subscription Rights”) to purchase shares of the Company’s common stock, par value $0.01 per share. The description of the Subscription Rights is contained under the caption “The Rights Offering” in the Company’s Registration Statement on Form S-1 (File No. 333-197446), filed with the Securities and Exchange Commission, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and those sections are incorporated herein by reference.

Item 2. Exhibits.

Number	Description
2.1	Transaction Agreement, dated as of June 10, 2014, by and among BioFuel Energy Corp., JBGL Capital L.P., JBGL Exchange (Offshore), LLC, JBGL Willow Crest (Offshore), LLC, JBGL Hawthorne (Offshore), LLC, JBGL Inwood (Offshore), LLC, JBGL Chateau (Offshore), LLC, JBGL Castle Pines (Offshore), LLC, JBGL Lakeside (Offshore), LLC, JBGL Mustang (Offshore), LLC, JBGL Kittyhawk (Offshore), LLC, JBGL Builder Finance (Offshore), LLC, Greenlight Onshore Investments, LLC, JBGL Exchange, LLC, JBGL Willow Crest, LLC, JBGL Hawthorne, LLC, JBGL Inwood, LLC, JBGL Chateau, LLC, JBGL Castle Pines, LP, JBGL Castle Pines Management, LLC, JBGL Lakeside, LLC, JBGL Mustang, LLC, JBGL Kittyhawk, LLC, JBGL Builder Finance LLC and Brickman Member Joint Venture. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed June 13, 2014).
3.1	Amended and Restated Certificate of Incorporation of BioFuel Energy Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed February 8, 2011).
3.1.1	Form of Charter Amendment (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed April 13, 2012).
3.1.2	Terms of the Charter Amendment (incorporated by reference to Item 8.01 of the Company’s Current Report on Form 8-K filed May 25, 2012).
3.1.3	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.3 to the Company’s Registration Statement on Form S-1 (File No. 333-197446) filed on July 16, 2014).
3.2	Amended and Restated Bylaws of BioFuel Energy Corp, dated as of March 20, 2009, (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed March 23, 2009).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment #3 to Registration Statement on Form S-1 (file no. 333-139203) filed April 23, 2007).
4.2	Certificate of Designation of Series B Junior Participating Preferred Stock of BioFuel Energy Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 28, 2014).
4.3	Section 382 Rights Agreement, dated as of March 27, 2014, between BioFuel Energy Corp. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent, which includes the Form of Certification of Designation of Series B Junior Participating Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 28, 2014).
4.4	Form of Rights Certificate (incorporated by reference to Exhibit 3.1.3 to the Company’s Registration Statement Amendment No. 1 on Form S-1 (File No. 333-197446) filed on August 21, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOFUEL ENERGY CORP.

Date: September 19, 2014	By: /s/ Kelly G. Maguire
Name: Kelly G. Maguire
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
2.1	Transaction Agreement, dated as of June 10, 2014, by and among BioFuel Energy Corp., JBGL Capital L.P., JBGL Exchange (Offshore), LLC, JBGL Willow Crest (Offshore), LLC, JBGL Hawthorne (Offshore), LLC, JBGL Inwood (Offshore), LLC, JBGL Chateau (Offshore), LLC, JBGL Castle Pines (Offshore), LLC, JBGL Lakeside (Offshore), LLC, JBGL Mustang (Offshore), LLC, JBGL Kittyhawk (Offshore), LLC, JBGL Builder Finance (Offshore), LLC, Greenlight Onshore Investments, LLC, JBGL Exchange, LLC, JBGL Willow Crest, LLC, JBGL Hawthorne, LLC, JBGL Inwood, LLC, JBGL Chateau, LLC, JBGL Castle Pines, LP, JBGL Castle Pines Management, LLC, JBGL Lakeside, LLC, JBGL Mustang, LLC, JBGL Kittyhawk, LLC, JBGL Builder Finance LLC and Brickman Member Joint Venture. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed June 13, 2014).
3.1	Amended and Restated Certificate of Incorporation of BioFuel Energy Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed February 8, 2011).
3.1.1	Form of Charter Amendment (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed April 13, 2012).
3.1.2	Terms of the Charter Amendment (incorporated by reference to Item 8.01 of the Company’s Current Report on Form 8-K filed May 25, 2012).
3.1.3	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.3 to the Company’s Registration Statement on Form S-1 (File No. 333-197446) filed on July 16, 2014).
3.2	Amended and Restated Bylaws of BioFuel Energy Corp, dated as of March 20, 2009, (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed March 23, 2009).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment #3 to Registration Statement on Form S-1 (file no. 333-139203) filed April 23, 2007).
4.2	Certificate of Designation of Series B Junior Participating Preferred Stock of BioFuel Energy Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 28, 2014).
4.3	Section 382 Rights Agreement, dated as of March 27, 2014, between BioFuel Energy Corp. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent, which includes the Form of Certification of Designation of Series B Junior Participating Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 28, 2014).
4.4	Form of Rights Certificate (incorporated by reference to Exhibit 3.1.3 to the Company’s Registration Statement Amendment No. 1 on Form S-1 (File No. 333-197446) filed on August 21, 2014).